Exhibit 10.1

AMENDMENT NO. 1 TO
P10, INC. 2021 INCENTIVE PLAN
As Amended and Restated

WHEREAS, P10, Inc. (the “Company”) maintains the P10, Inc. 2021 Incentive Plan, as amended and restated from time to time (the “Plan”) (capitalized terms not defined herein shall have the meaning assigned to such terms in the Plan);

WHEREAS, pursuant to Section 11.1 of the Plan, the Board may amend the Plan, in whole or part, provided that stockholder approval is required for any amendment to the Plan that increases the number of shares under the Plan (other than any automatic increase or adjustment as provided under the Plan);

WHEREAS, the Board has determined, based on the recommendation of the Committee and in consultation with management, that it is in the best interests of the Company to amend the Plan, subject to stockholder approval, to increase the aggregate number of shares of Common Stock available for Awards under the Plan by 11,000,000 shares;

WHEREAS, on February 27, 2024, the Board approved the amendment to the Plan to increase the number of shares under the Plan;

NOW, THEREFORE, the Plan is hereby amended, subject to approval of the shareholders of the Company, as follows:

1.
Section 4.1 of the Plan is hereby amended to read in its entirety as follows:

“Number of Shares. Subject to adjustment as provided in Sections 4.2 and 4.3, the aggregate number of Shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be the sum of 23,000,000 shares plus the number of shares available for grant under the Prior Plan as of the Effective Date. Notwithstanding the foregoing, in order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of shares of Stock that may be delivered upon exercise of Incentive Stock Options shall be 9,750,000, as adjusted under Sections 4.2 and 4.3. Shares of Stock issued pursuant to the Plan may be either authorized but unissued Shares or Shares held by the Company in its treasury. Upon effectiveness of the Plan, no further awards shall be granted under a Prior Plan.”

2.
Except as specifically set forth in this Amendment, all other terms and conditions of the Plan shall remain in full force and effect.

3.
If the Company’s shareholders fail to approve this Amendment, the Plan, as in effect prior to this Amendment, shall continue in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to the P10, Inc. 2021 Incentive Plan, as amended and restated, to be executed by its duly authorized officer.

P10, INC.

/s/ Amanda Coussens
Amanda Coussens
Chief Financial Officer

Date: June 14, 2024